United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 2, 2008

Date of Report

(Date of Earliest Event Reported)

DIGITILITI, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0001-53235	26-1408538
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

266 East 7th Street, 4th Floor

St. Paul, Minnesota 55101

 (Address of Principal Executive Offices)

(651) 925-3200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 5 2008, the Board of Directors approved the issuance of a convertible note (the “Convertible Note”) and warrant (the “Warrant”) to Jonathan S. Miner and Pamela J. Miner (the “Miners”), who are both directors of the Company, for their immediate advance to the Company of the sum of $175,000 and their agreement to advance up to an additional $75,000, all to be utilized in the development of the Pyramid software storage product.  The principal terms of the Convertible Note and Warrant are as follows:

A 12% Convertible Note in the amount of $250,000 with a maturity date that is six (6) months from the date of issuance that comes within the definition of “restricted securities” in Rule 144 of the Securities and Exchange Commission and that is convertible into common stock of the Company that are also “restricted securities” (the “Common Stock”) at $0.35 per each share, together with 250,000 Warrants , each with a five year term and exercisable at $0.35 per share of Common Stock, that are also “restricted securities,” including the underlying shares of Common Stock.

The Company has also executed a Security Agreement with the Miners whereby it will grant to them as collateral and security for the payment of the Convertible Note:

•

A security interest in all of its software program known as ”Pyramid,” which comprises a new storage solution of Digitiliti set for release in early 2009, together with all existing software, corrected software, enhanced software and new software relating to Pyramid (the “Pyramid Software”);

•

All interest and rights of Digitiliti in its vaults, including but not limited to the Assigra software, the Exanet storage hardware, the networking switches, the Assigra server hardware, the Assigra software licenses and computer programs and all of Digitiliti’s interest in contracts and agreements associated therewith and receivables therefrom;

•

All rights and interest of Digitiliti in non-disclosure agreements, non-competition agreements and similar agreements, whether now existing or hereafter acquired, that are associated with the collateral; and

•

Any enhancements, intellectual property and related materials pertaining to the collateral.

The Company has also represented that it has good and marketable title to all of the collateral, with the following exceptions:

     the security interest created by this Security Agreement; and
     the Company’s interest in the Pyramid Software and the vaults granted by it to Data Sales Company
     pursuant to a prior UCC Financing Statement.  See Exhibit 99.6 hereto, Amendment to the Data Sales   Company Lease and Blanket UCC filing for more information.  Data Sales Company has agreed to delete the    Storage Switch component of the Pyramid technology from its security interest, thereby enabling the Miners   to maintain a first security interest in that collateral (the “Storage Switch Collateral”).

The Company has also executed a Confession of Judgment pursuant to Minn. Stat. § 548.22 that allows the district court to enter judgment without action against the Company if the Convertible Note is not paid when due.  To do so, the person confessing judgment must authorize the entry of judgment pursuant to a written confession that is typically not filed with the court until a default occurs.   The Convertible Note provides for a 30 day grace period following any default of the terms of the Convertible Note.

The Company has further agreed to enter into an Escrow Agreement with the Miners whereby the source code for the Storage Switch collateral will be escrowed with an agreed-upon escrow agent.  The escrowed data shall include all statements of codes, instructions, program specifications, contracts, reference materials, identity of programmers and maintenance technicians and other elements of the Storage Switch collateral, together with additional data, corrections, enhancements, replacements and information regarding such collateral.  It is anticipated that the Escrow Agreement will enable the Miners to obtain access to the escrowed data in the event of an uncorrected default under the terms of the Convertible Note or the Security Agreement.  The Escrow Agreement has not yet prepared.

As further consideration for the Miners’ agreement to advance funds under the Convertible Note, Brad Wenzel, a director of the Company, has agreed to assign and transfer to the Miners 100,000 shares of the Company’s common stock that are owned by him.

Copies of the available material documentation respecting the Miner Loan are attached hereto and incorporated by reference.  See the Exhibit Index in Item 9.01.  The foregoing summary is modified in its entirety by this reference to such documentation.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 2, 2008, Brad D. Wenzel (“Wenzel”) tendered his resignation as Chairman of the Board of Directors. Mr. Wenzel remains on the Board as a director.  Roy A. Bauer, a current director, was elected as the Chairman of the Board of Directors at a special meeting of the Board of Directors held on December 2, 2008.

Item 7.01   Regulation FD Disclosure.

See Exhibit 99.6, Shareholder Letter dated December 4, 2008, in Item 9.01, a copy of which is attached hereto and incorporated herein by reference.  The Company is experiencing and anticipates cash flow shortages resulting from new product development, product launch and convertible debt repayment needs.  The Company plans to propose a debt restructuring plan to its 12% convertible note holders.  The plan will offer incentives to note holders to either convert their existing convertible notes or extend the term of their existing notes.  Should all the convertible note holders choose to convert their convertible notes, the potential increase in the number of shares to be issued and resulting from the decrease in the conversion price is approximately 5,199,567 shares.  If the Company is unable to restructure the convertible note debt, it will not be able to pay the convertible notes that are due and become due. The proposal is intended to be valid for 45 days, once made to the convertible note holders.  See Item 8.01 for further discussion of the convertible note deficiency and the Company’s plan to attempt to restructure this debt.

Item 8.01  Other Events.

Between the first quarter of 2007 and the third quarter of 2008, the Company sold $5,500,000 in 12% convertible notes (the “12% Convertible Notes”) pursuant to its offering of units comprised of a 12% Convertible Note convertible into shares of the Company’s common stock at $0.50 per each share, one-half warrant to acquire one-half share of the Company’s common stock for each $1.00 invested, with a five year term and exercisable at $1.50 per share of common stock, and one-half warrant to acquire one-half share of the Company’s common stock for each $1.00 invested, with a five year term and exercisable at $2.25 per share of common stock (respectively, the “A Warrants” and the “B Warrants”). The 12% Convertible Notes have a maturity date that is 18 months from the date of issuance.

At September 30, 2008, there was principal and accrued interest due on 12% Convertible Notes issued in the first quarter of 2007 of $481,346; and an additional $830,884 in principal and accrued interest will be due on December 31, 2008, on 12% Convertible Notes issued in the second quarter of 2007.  Other principal and accrued interest requirements through March, 2009, are set forth below in the 12% Convertible Note Table below.  Our inability to restructure this debt could cause us to curtail operations significantly, if not entirely.

12% Convertible Note Table

Periods	Total convertible notes issued	Total accrued interest on convertible notes	Total accrued interest and convertible notes	Due date for accrued interest and convertible notes for Qtr. Ended

Q1 2007	$ 401,050	$ 80,298	$481,346	September 2008
Q2 2007	707,500	123,384	830,884	December 2008
Q3 2007	1,165,000	170,165	1,335,165	March 2009
Q4 2007	926,000	114,977	1,040,977	June 2009
Q1 2008	808,500	66,598	872,098	September 2009
Q2 2008	945,500	54,651	1,000,151	December 2009
Q3 2008	546,450	15,924	562,374	March 2010

At this time, we are implementing a plan of approaching our convertible note holders to request a restructuring of this debt through an extension of the due dates of their respective convertible notes or to encourage them to convert their respective convertible notes.  It is anticipated that this plan will also be applied retroactively to convertible note holders that have already converted their convertible notes. Under the currently planned proposal, for those convertible note holders who agree to convert their convertible notes, the conversion price will be reduced to $0.35 per share from $0.50 per share; and the exercise price of their A and B warrants will be decreased from $1.50 and $2.25, respectively, to $1.00, with the five year warrant terms being extended to six and one-half years.  For those convertible note holders who agree to extend their convertible notes rather than convert them, the exercise price of their A and B warrants will be decreased from $1.50 and $2.25, respectively, to $1.00, with the five year warrant terms being extended to six and one-half years.  The proposal would be in effect for a term of 45 days.  The Company has been advised by our auditors that restructuring the note terms would not be a taxable event to the note holders.  If all convertible note holders converted their notes, the Company estimates that it will have to recognize a non-cash expense of approximately $3,200,000 resulting from the restructuring of the note terms. This adjustment reflects the recognition of the beneficial conversion feature and warrant discount associated with the convertible debt.

Although there is no guarantee that our convertible note holders will agree to either of these two options, recent communications with a number of convertible note holders has indicated an overall willingness by some convertible note holders to extend or convert their convertible notes.  However, if we are unable to restructure this debt, we will not be able to pay the convertible notes that are presently due and become due, with accrued interest. This would have a substantial adverse impact on our ability to continue our business operations.

Should all the convertible note holders choose to convert their notes and accrued interest, the potential increase in the number of shares to be issued due to the reduction in conversion price is 5,199,567 (4,714,,285 shares for principal and 1,132,324 shares for accrued interest), as set forth in the Summary Capitalization Table, below.  That will represent an increase of 42.86% of the shares that were initially issuable under the 12% Convertible Notes at a conversion price of $0.50 or an increase of 10.40% of the total outstanding shares and common stock equivalents  at September 30, 2008.

Summary Capitalization Table – Common Stock

Current Number of Shares Convertible at $0.50 per Share	Current Number of Shares Convertible at $0.35 per Share	Increase in Number of Shares Based on Conversion Rate Difference Between $0.50 and $0.35 per Share
12,132,324	17,331,891	5,199,567

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

99.1

12% Convertible Note

99.2

Warrant

99.3

Security Agreement

99.4

Confession of Judgment

99.5

Miners UCC Financing Statement

99.6

Amendment to the Data Sales Lease and blanket UCC filing

99.7

Shareholder Letter

99.8

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date:	December 5, 2008	By:	/s/ Daniel J. Herbeck
Daniel J. Herbeck
President

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